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                     EXHIBIT 23--CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (No. 33-44872 and 33-33491) on Form S-8 of our report dated November 27, 1996, with respect to the financial statements and schedule of Check Technology Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1996.



/s/ Ernst & Young LLP
-------------------------
Ernst & Young LLP


Minneapolis, Minnesota
December 27, 1996



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